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Exhibit 23.2

The accompanying consolidated financial statements give effect to a 1-for-12.5 reverse stock split of the common stock of OpenTable, Inc. which will take place immediately prior to the effective date of the registration statement. The following consent is in the form which will be furnished by Deloitte & Touche LLP, an independent registered public accounting firm, upon completion of the 1-for-12.5 split of the common stock of OpenTable, Inc. described in Note 13 to the consolidated financial statements and assuming that from March 12, 2009 to the date of such completion no other material events have occurred that would affect the consolidated financial statements or the required disclosures therein.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
May 5, 2009

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-157034 of our report dated March 12, 2009 (May     , 2009 as to Note 13) relating to the financial statements of OpenTable, Inc. and subsidiaries (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph relating to the Company's adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes-an Interpretation of FASB No. 109) appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

San Jose, California
May    , 2009

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM